Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement (the “Agreement”) is made as of December 29, 2008, by and between Sucampo Pharma Americas, Inc., formerly known as Sucampo Pharmaceuticals, Inc., a Delaware corporation (“Assignor”) and Sucampo Pharmaceuticals, Inc., formerly known as Sucampo Pharma Holdings, Inc., a Delaware corporation (“Assignee”). Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Merger Agreement (as defined below).
RECITALS
     Whereas, Assignor has created a new holding company structure pursuant to that certain Agreement and Plan of Reorganization dated as the date hereof (the “Merger Agreement”), by and among Assignor, Assignee and Sucampo MS, Inc. (“Merger Sub”);
     Whereas, pursuant to the Merger Agreement, Merger Sub has merged with and into Assignor, in a transaction in which (i) Assignor was the surviving corporation and thereafter a direct, wholly owned subsidiary of Assignee, (ii) each outstanding share of capital stock of Assignor was converted into one share of capital stock of Assignee having the same preferences, rights, and limitations as the share being converted, (iii) Assignor was renamed “Sucampo Pharma Americas, Inc.” and (iv) Assignee was renamed “Sucampo Pharmaceuticals, Inc.” (such transactions collectively, the “Reorganization”);
     Whereas, in connection with the Reorganization and pursuant to the Merger Agreement, Assignor assigned to Assignee, and Assignee assumed from Assignor, certain stock incentive plans, option agreements, employment agreements, indemnification agreements and investor rights agreements specified in Schedule A thereto (collectively, the “Assumed Agreements”); and
     Whereas, the purpose of this Agreement is to confirm and formalize the assignment by Assignor and assumption by Assignee of the Assumed Agreements.
AGREEMENT
     Now, Therefore, in consideration of the covenants and agreements set forth herein, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties intending to be legally bound, agree as follows:
     1. Assignment. Assignor hereby assigns to Assignee all of its rights and obligations under the Assumed Agreements .
     2. Assumption. Assignee hereby assumes all of the rights and obligations of Assignor under the Assumed Agreements, and agrees to abide by and perform all terms, covenants and conditions of Assignor under such Assumed Agreements. In consideration of the assumption by Assignee of all of the rights and obligations of Assignor under the Assumed Agreements, Assignor agrees to pay (i) all expenses incurred by Assignee in connection with the assumption of the Assumed Agreements pursuant to this Agreement and (ii) all expenses incurred by Assignee in connection with the registration on Form S-8 of shares of common stock of Assignee to the extent required in connection with the Stock Plans, including, without limitation, registration fees imposed by the Securities and Exchange Commission.
     3. Further Assurances. Subject to the terms of this Agreement, the parties hereto shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out, including, without limitation, entering into amendments to the Assumed Agreements and notifying other parties thereto of such assignment and assumption.
     4. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee, and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.
     5. Governing Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.
     6. Entire Agreement. This Agreement, along with the Merger Agreement and the other documents delivered thereto, constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     7. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     8. Third Party Beneficiaries. The parties to the various stock option or similar agreements entered into pursuant to the Stock Plans and who are granted options thereunder, and the parties to the other agreements listed in Schedule A to the Merger Agreement, are intended to be third party beneficiaries to this Agreement.
     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall be deemed to constitute a single instrument.
[Signature Page Follows]

     In Witness Whereof, this Assignment and Assumption Agreement is signed as of the date first written above.

ASSIGNOR: Sucampo Pharma Americas, Inc.
By:	/s/ Ryuji Ueno
Ryuji Ueno
Chief Executive Officer

ASSIGNEE: Sucampo Pharmaceuticals, , Inc.
By:	/s/ Ryuji Ueno
Ryuji Ueno
Chief Executive Officer